UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 12, 2008

HITTITE MICROWAVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51448	04-2854672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Alpha Road, Chelmsford, Massachusetts 01824

(Address of principal executive offices) (Zip Code)

(978) 250-3343

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of our Board of Directors has authorized discretionary year-end awards of restricted stock to our executive officers, effective on December 12, 2008. Each award vests over five years, with one-third vesting on the third anniversary of the date of grant and the balance vesting on the fifth anniversary of grant.

We also increased the rates of salary for our executive officers for 2009 and awarded discretionary cash bonuses to our executive officers for 2008.

The 2009 salaries, and the discretionary cash bonuses and restricted stock awards for 2008 for  our executive officers are as follows:

	Title	2009 Salary	2008 Bonus	2008 Restricted Stock Award
Stephen G. Daly	Chief Executive Officer	$315,000	$80,000	30,000 shares
William W. Boecke	Chief Financial Officer	230,000	55,000	20,000 shares
Norman G. Hildreth, Jr.	Vice President, Sales and Marketing	230,000	55,000	20,000 shares
Michael A. Olson	Vice President, Engineering	210,000	30,000	20,000 shares
Brian J. Jablonski	Vice President, Operations	212,000	35,000	15,000 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITTITE MICROWAVE CORPORATION

By:	/s/ Stephen G. Daly
Stephen G. Daly
Chief Executive Officer

Date: December 18, 2008